UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CASCADE BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Additional Information Will be Filed with the SEC

On December 27, 2005, Cascade Bancorp, an Oregon corporation (the “Company”), announced that it and its newly formed, wholly-owned subsidiary, Igloo Acquisition Corporation, an Oregon corporation (“Merger Subsidiary”) have entered into a definitive Agreement of Merger (the “Merger Agreement”), dated as of December 27, 2005, with F&M Holding Company, an Idaho corporation (“F&M”) and David F. Bolger, the majority shareholder of F&M.  On that same day, the Company issued a press release with respect to the foregoing.  A copy of that press release was filed with the SEC on Form 8-K on December 28, 2005.  On December 28, 2005, Cascade shared certain information with shareholders and analysts regarding the Merger Agreement, copies of which can be found on the Company’s website, www.botc.com

Cascade will file a preliminary proxy statement with respect to the proposed merger in early 2006. The proxy statement, when final, will be mailed to Cascade stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Cascade through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Cascade by directing a request to cascade Bancorp, 1100 NW Wall Street, PO Box 369, Bend, Oregon 97701, Attention: Investor Relations.